UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Church & Dwight Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Church & Dwight Co., Inc.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

Additional information regarding the annual meeting of stockholders

To be held on April 30, 2020

The following Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Church & Dwight Co., Inc., a Delaware corporation (the “Company”) dated March 20, 2020 and made available to the Company’s stockholders in connection with the Company’s Annual Meeting of Stockholders to be held on April 30, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s stockholders on or about April 14, 2020. The Company’s Proxy Statement and 2019 Annual Report are available on the Company’s website at www.investor.churchdwight.com or at https://materials. proxyvote.com/171340.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of location

of annual meeting of stockholders

Thursday, April 30, 2020 at 12:00 p.m. Eastern Time

Online Meeting Only by Remote Communication - No Physical Meeting Location

To the Stockholders of Church & Dwight:

In light of the coronavirus outbreak (COVID-19), public health concerns, New Jersey Governor Phil Murphy’s declaration of a state of emergency on March 9, 2020, and government-recommended and required limits on public gatherings, and to assist in protecting the health and well-being of the Company’s stockholders, employees, directors, officers and representatives, NOTICE IS HEREBY GIVEN that the location of our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be conducted exclusively online by remote communication. At this time, we expect to resume holding in-person meetings at the next annual meeting.

The meeting will still be held at 12:00 p.m. Eastern Time on April 30, 2020. As described in the proxy materials for the Annual Meeting previously distributed, stockholders of record as of March 3, 2020 and stockholders holding a valid proxy will be able to vote and ask questions during the meeting by remote participation.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/CHD2020 and enter the 16-digit control number included on your Notice Regarding Availability of Proxy Materials or on your proxy card. You may log into the meeting platform beginning at 11:45 a.m. Eastern Time on April 30, 2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the Proxy Statement.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CHD2020, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once.

Technical support will be available by phone to address any technical difficulties beginning at 11:45 a.m. Eastern Time on April 30, 2020 and will remain available until the meeting has ended. The phone numbers for contacting technical support will be posted on the log-in page for the virtual meeting.

We thank you for your interest in our Company and look forward to your participation at our virtual Annual Meeting.

By Order of the Board of Directors,

Patrick D. de Maynadier

Corporate Secretary

April 14, 2020

The 2020 Annual Meeting will be held at www.virtualshareholdermeeting.com/CHD2020 on April 30, 2020 at 12:00 p.m. Eastern time. The 2020 Proxy Statement and 2019 Annual Report are available on our website at www.investor.churchdwight.com  and at https://materials.proxyvote.com/171340.